Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cytomedix, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-115364) of our report dated March 3, 2006, relating to the 2004 and 2005 financial statements of Cytomedix, Inc., which appears on page F-2 of the 2005 Form 10-KSB Annual Report.


/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, USA
March 29, 2006